Exhibit 99.6

Introduction to the Unaudited Pro Forma
Condensed Consolidated Financial Statements of American Midstream Partners, LP

References to we, us or our refer to American Midstream Partners, LP and its consolidated subsidiaries (the “Partnership”). On October 13, 2014, the Partnership acquired Costar Midstream LLC (“Costar”, “Seller”) from Energy Spectrum Partners VI LP and Costar management for a total purchase price of $471.5 million. Costar is an onshore gathering and processing company with its primary gathering, processing, fractionation, and off-spec condensate treating and stabilization assets in East Texas and the prolific Permian basin, with a significant crude oil gathering system project underway in the Bakken oil play. The acquisition was funded with 6.9 million American Midstream common units issued directly to Energy Spectrum and Costar senior management, valued at $199.9 million in the purchase and sale agreement, which are subject to customary lock-up provisions, and $271.6 million of cash from borrowings under the Partnership’s revolving credit facility, subject to purchase price adjustments. The acquisition closed October 13, 2014.

Costar’s operating assets include the Longview gas gathering, processing, and fractionation complex and the Chapel Hill gas gathering, processing, and fractionation system, both located in East Texas. In addition, Costar operates the Yellow Rose gas gathering and processing system located in the Permian basin. Costar is also in the process of constructing an oil gathering system in the Bakken as well as a rail terminal in East Texas, and an off-spec condensate blending facility in the Permian.

The unaudited pro forma condensed consolidated financial statements present the impact of the Costar acquisition (“the transaction”) on our results of operations and financial position.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 is based upon the historical consolidated financial statements of the Partnership and the historical consolidated financial statements of Costar. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014, as well as the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013, are based upon the historical consolidated financial statements of the Partnership and Costar.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 has been prepared as if the Costar acquisition had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014 and year ended December 31, 2013 have been prepared as if the Costar acquisition had occurred on January 1, 2013. The unaudited pro forma condensed consolidated statements of operations have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes or state income taxes; with the exception of Texas franchise tax and the Partnership's subsidiary Blackwater Midstream Corporation. The unaudited pro forma condensed consolidated statement of operations have also been prepared based on certain pro forma adjustments, as described in Note 2 - Pro Forma Adjustments.

The following unaudited pro forma condensed consolidated statement of operations are qualified in their entirety by reference to and should be read in conjunction with such historical financial statements and related notes contained in those reports: (i) the Partnership's unaudited historical condensed consolidated financial statements set forth in its Quarterly Report on Form 10-Q and related Form 10-Q/A as of and for the three and nine months ended September 30, 2014, as filed with the Securities and Exchange Commission (“SEC”); (ii) the Partnership's audited historical consolidated financial statements set forth in its Annual Report on Form 10-K and related Form 10-K/A as of and for the year ended December 31, 2013 as filed with the SEC; and (iii) Costar's audited historical financial statements set forth in Exhibit 99.5 and unaudited interim historical financial statements set forth Exhibit 99.4 of this Current Report on Form 8-K/A.

The pro forma adjustments reflected in the unaudited pro forma condensed consolidated statement of operations are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership's management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership's management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the acquisition of Costar by the Partnership.

The unaudited pro forma condensed consolidated statement of operations may not be indicative of the results that would have occurred if the Partnership had acquired Costar on the dates indicated nor are they indicative of the future operating results of the Partnership.

AMERICAN MIDSTREAM PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2014
(unaudited, in thousands)

	Partnership Historical	Costar Historical	Pro Forma Adjustments		Partnership Pro Forma
Assets
Current assets
Cash and cash equivalents	$459	$10,023	$265,375	a	$10,482
			(265,375)	a
Accounts receivable	7,430	11,497	—		18,927
Unbilled revenue	21,271	—	—		21,271
Risk management assets	1,047	37	(37)	c	1,047
Other current assets	4,715	323	—		5,038
Current assets held for sale	29	604	—		633
Total current assets	34,951	22,484	(37)		57,398
Property, plant and equipment, net	415,799	201,892	263,379	a	886,723
			5,653	b
Risk management assets - long term	—	61	(61)	c	—
Note receivable from managing member	—	3,564	(3,564)	d	—
Goodwill	16,253	—	—		16,253
Intangible assets, net	45,585	187	—		45,772
Investment in unconsolidated affiliate	11,017	—	—		11,017
Other assets, net	11,195	455	(387)	e	11,263
Non current assets held for sale, net	1,164	—	—		1,164
Total assets	$535,964	$228,643	$264,983		$1,029,590
Liabilities and Partners' Capital
Current liabilities
Accounts payable	$12,426	$17,380	$—		$29,806
Accrued gas purchases	14,762	—	—		14,762
Accrued expenses and other current liabilities	21,425	1,405	—		22,830
Current portion of long-term debt	1	10,000	(10,000)	f	1
Risk management liabilities	335	234	(234)	c	335
Current liabilities held for sale	1	128	—		129
Total current liabilities	48,950	29,147	(10,234)		67,863
Risk management liabilities - long term	—	12	(12)	c	—
Asset retirement obligations	34,782	—	—		34,782
Other liabilities	161	—	—		161
Long-term debt	57,700	48,500	265,375	a	323,075
			(48,500)	f
Contingent consideration payable	—	9,174	—		9,174
Deferred tax liability	4,816	269	—		5,085
Total liabilities	146,409	87,102	206,629		440,140

Commitments and contingencies
Convertible preferred units
Series A convertible preferred units (5,586 thousand and 5,279 thousand units issued and outstanding as of September 30, 2014, and December 31, 2013, respectively)	104,736	—	—		104,736
Partners’ capital
General partner interest (299 thousand and 185 thousand units issued and outstanding as of September 30, 2014, and December 31, 2013, respectively)	(3,106)	—	—		(3,106)
Limited partner interest (15,771 thousand and 7,414 thousand units issued and outstanding as of September 30, 2014, and December 31, 2013, respectively)	251,564	—	199,895	a	451,459
Series B convertible units (1,232 thousand and zero units issued and outstanding as of September 30, 2014, and December 31, 2013, respectively)	31,671	—	—		31,671
Accumulated other comprehensive income	157	—	—		157
Total partners’ capital	280,286	—	199,895		480,181
Noncontrolling interest	4,533	—	—		4,533
Member's equity	—	$141,541	(141,541)	g	—
Total equity and partners' capital	284,819	141,541	58,354		$484,714
Total liabilities and partners' capital	$535,964	$228,643	$264,983		$1,029,590

See accompanying notes to unaudited pro forma condensed consolidated financial statement.

AMERICAN MIDSTREAM PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2014
(unaudited, in thousands except earnings per unit)

	Partnership Historical	Costar Historical	Pro Forma Adjustments		Partnership Pro Forma
Revenue	$227,940	$123,018	$—		$350,958
Gain (loss) on derivatives	283	459	(459)	h	283
Total revenue	228,223	123,477	(459)		351,241
Operating expenses:
Purchases of natural gas, NGLs and condensate	155,729	87,430	—		243,159
Direct operating expenses	31,889	10,451	—		42,340
Selling, general and administrative expenses	17,105	2,457	(285)	i	19,277
Equity compensation expense	1,132	—	—		1,132
Depreciation, amortization and accretion expense	19,350	15,043	8,071	j	42,464
Total operating expenses	225,205	115,381	7,786		348,372

Gain (loss) on sale of assets, net	(124)	21	—		(103)
Operating income (loss)	2,894	8,117	(8,245)		2,766
Other income (expenses)
Interest expense	(5,013)	(1,389)	1,389	k	(13,731)
			(8,718)	l
Other income (expense)	(672)	—	—		(672)
Interest income from managing member	—	103	(103)	m	—
Unrealized loss on contingent consideration	—	(4,627)	—		(4,627)
Earnings in unconsolidated affiliate	117	—	—		117
Net income (loss) before income tax benefit	(2,674)	2,204	(15,677)		(16,147)
Income tax expense	(260)	(31)	—		(291)
Income (loss) from continuing operations	(2,934)	2,173	(15,677)		(16,438)
Discontinued operations:
(Loss) gain from operations of discontinued asset groups	(582)	(91)	—		(673)
Net income (loss)	(3,516)	2,082	(15,677)		(17,111)
Net income (loss) attributable to non-controlling interests	207	—	—		207
Net income (loss) attributable to the Partnership	$(3,723)	$2,082	$(15,677)		$(17,318)

General partners' interest in net loss	$(48)				$(223)
Limited partners’ interest in net loss	$(3,675)				$(17,095)

Limited Partners net loss from continuing operations per common unit (basic and diluted):	$(1.52)			n	$(1.68)
Weighted average number of units outstanding:
Basic and diluted	11,409			n	18,302
See accompanying notes to unaudited pro forma condensed consolidated financial statement.

AMERICAN MIDSTREAM PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2013
(unaudited, in thousands except earnings per unit)

	Partnership Historical	Costar Historical	Pro Forma Adjustments		Partnership Pro Forma
Revenue	$292,626	$155,772	$—		$448,398
Gain (loss) on commodity derivatives	28	(179)	179	h	28
Total revenue	292,654	155,593	179		448,426
Operating expenses:
Purchases of natural gas, NGLs and condensate	214,149	107,595	—		321,744
Direct operating expenses	29,553	13,094	—		42,647
Selling, general and administrative expenses	21,402	2,846	—		24,248
Equity compensation expense	2,094	—	—		2,094
Depreciation, amortization and accretion expense	29,999	18,897	10,761	j	59,657
Total operating expenses	297,197	142,432	10,761		450,390

Gain on involuntary conversion of property, plant and equipment	343	—	—		343
Loss on impairment of property, plant and equipment	(18,155)	—	—		(18,155)
Operating income (loss)	(22,355)	13,161	(10,582)		(19,776)
Other expense:
Interest expense	(9,291)	(1,902)	1,902	k	(21,312)
			(12,021)	l
Gain on sale of assets	—	33	—		33
Interest income from managing member	—	24	(24)	m	—
Net income (loss) before taxes	(31,646)	11,316	(20,725)		(41,055)
Income tax benefit (expense)	495	(310)	—		185
Net income (loss) from continuing operations	(31,151)	11,006	(20,725)		(40,870)
Discontinued operations
Loss from operations of disposal groups, net of tax	(2,255)	(345)	—		(2,600)
Net income (loss)	(33,406)	10,661	(20,725)		(43,470)
Net income attributable to noncontrolling interests	633	—	—		633
Net income (loss) attributable to the Partnership	$(34,039)	$10,661	$(20,725)		$(44,103)

General partner's interest in net loss	$(1,405)				$(1,820)
Limited partner's interest in net loss	$(32,634)				$(42,283)

Limited partner's net loss from continuing operations per common unit (basic and diluted):	$(7.17)			n	$(4.41)
Weighted average number of common units outstanding:
Basic and diluted	7,525			n	14,418

See accompanying notes to unaudited pro forma condensed consolidated financial statement.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements of
American Midstream Partners, LP
1. Basis of presentation
The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of the Partnership and the historical financial statements of Costar.
The Partnership has utilized Costar's audited historical consolidated financial statements for the year ended December 31, 2013, as well as the historical interim consolidated nine months ended September 30, 2014.
The unaudited pro forma condensed consolidated financial statements present the impact of the acquisition of Costar, which was described in the introduction to the unaudited pro forma condensed consolidated financial statements, on the Partnership's results of operations and financial position. The acquisition of Costar is being treated as a business combination for GAAP purposes.
2. Pro forma adjustments
The following adjustments for the Partnership have been prepared (i) as if the transaction occurred on September 30, 2014 in the case of the unaudited pro forma condensed consolidated balance sheet as of September 30, 2014; (ii) as if the transaction occurred on January 1, 2013 in the case of the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013:

a.
The acquisition of Costar for a preliminary fair value of $465.3 million, which includes a preliminary downward working capital adjustment of $6.2 million, was funded by $265.4 million in cash, which was drawn from the Partnership's credit facility and 6,892,931 units issued directly to Energy Spectrum and Costar senior management valued at $199.9 million on the date of the transaction. The purchase price allocation of the transaction is preliminary pending final settlement and completion of valuation.

b.
Represents the fair value of cash consideration in excess of the Costar net assets received by the Partnership. The Partnership has preliminarily assigned the value to property, plant and equipment pending the final valuation of the transaction.

c.	The elimination of Costar's commodity and interest rate derivatives settled by Seller prior to the close of the transaction.

d.	The elimination of Costar's note receivable from managing member settled by Seller prior to the close of the transaction.

e.	The elimination of Costar capitalized debt issuance costs associated with debt settled by Seller prior to the close of the transaction.

f.	The elimination of Costar's debt settled by Seller prior to the close of the transaction.

g.	The elimination of the Costar members' capital, including the effect of adjustments a,b,c,d,e, and f above.

h.	The elimination of realized and unrealized gain (loss) on Costar's commodity and interest rate derivatives settled by Seller prior to the close of the transaction.

i.	The elimination of transaction costs included in the historical financial statements of the Partnership that were directly related to the acquisition of Costar.

j.
The additional depreciation expense recorded related to the adjustments made to property, plant and equipment in adjustment a and b above calculated using the straight line method over 25 years, the Partnership's preliminary useful life for the Costar assets acquired.

k.	The elimination of interest expense and amortization of deferred financing costs related to the Costar debt settled by Seller prior to the close of the transaction.

l.
The inclusion of interest expense on the Partnership's assumed borrowings of approximately $265.4 million under its revolving credit facility, which had a weighted average borrowing rate of 4.38% and 4.53%, for the nine months ended September 30, 2014 and the year ended December 31, 2013, respectively.  A 1/8 percentage change in the assumed interest rate would result in an adjustment of interest expense of $0.2 million for the nine months ended September 30, 2014 and $0.3 million for the year ended December 31, 2013.

m.	The elimination of Costar's interest income in the note receivable from managing member settled by Seller prior to the close of the transaction.

n.
The weighted average number of units used in computation of limited partners’ net loss per unit (basic and diluted) on a pro forma basis have been adjusted to reflect the issuance of approximately 6.9 million common units.

3. Pro forma net income (loss) per limited common and general partner unit

Net income (loss) is allocated to the General Partner and the limited partners in accordance with their respective ownership percentages, after giving effect to contractual distributions on Series A preferred convertible units, declared distributions on the Series B Units, limited partner and to the general partner units, including incentive distribution rights. Basic and diluted net income (loss) per limited partner unit is calculated by dividing limited partners’ interest in net income (loss) by the weighted average number of outstanding limited partner units during the period.

We compute earnings per unit using the two-class method. The two-class method requires that securities that meet the definition of a participating security be considered for inclusion in the computation of basic earnings per unit. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the General Partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the General Partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.

The two-class method does not impact our overall net income (loss) or other financial results; however, in periods in which aggregate net income exceeds our aggregate distributions for such period, it will have the impact of reducing net income (loss) per limited partner unit. This result occurs as a larger portion of our aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the General Partner, even though we make distributions on the basis of available cash and not earnings. In periods in which our aggregate net income does not exceed our aggregate distributions for such period, the two-class method does not have any impact on our calculation of earnings per limited partner unit. We have no dilutive securities, therefore basic and diluted net income per unit are the same.